UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 3, 2005
Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation

(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.
On August 3, 2005, PricewaterhouseCoopers, Taipei, Taiwan (“PricewaterhouseCoopers”), resigned as the independent registered public accounting firm for Kid Castle Educational Corporation ("Kid Castle"). The reports of PricewaterhouseCoopers on the consolidated financial statements of Kid Castle for the two most recent fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report of PricewaterhouseCoopers on the financial statements of Kid Castle as of and for the year ended December 31, 2004 contained an explanatory paragraph indicating significant doubt about the ability of Kid Castle to continue as a going concern.

During the period from July 3, 2003, the date on which PricewaterhouseCoopers was appointed as the independent registered public accounting firm for Kid Castle, through August 3, 2005, the date of the resignation of PricewaterhouseCoopers, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference thereto in its reports on the financial statements for such years; also, there were no "reportable events" identified by PricewaterhouseCoopers within the meaning of Item 304 of Regulation S-K, except that on March 30, 2005 five material weaknesses in our current internal controls and management systems were noted and discussed below.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified:

As of December 31, 2004, Kid Castle did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Kid Castle’s financial reporting requirements. Specifically, Kid Castle had deficiencies in finance and accounting staff with sufficient depth and skill in the application of U.S. generally accepted accounting principles and the staffing of finance positions with individuals who did not have the appropriate skills, training and experience to meet the objectives that should be expected of these roles. This material weakness contributed to the following individual material weaknesses at December 31, 2004:

a)
Kid Castle did not maintain effective control over the accounting for income taxes. Specifically, our controls over the preparation and review of the quarterly and annual tax provisions were not adequate to ensure that the tax provision and deferred tax balances were complete and accurate in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This control deficiency resulted in audit adjustments to the 2004 income tax provision and the related deferred income tax asset account.

b)
Kid Castle did not maintain effective controls over accounting for revenue. Specifically, Kid Castle’s controls over cut-off for revenue were not adequate to ensure that all revenue transactions were completely and accurately recorded in the proper period. This control deficiency resulted in audit adjustments to 2004 sales revenues.

c)
Kid Castle did not maintain effective controls over the accounting for accrued expenses. Specifically, the Company’s controls over cut-off for operating expenses were insufficient to ensure bonus accruals were completely and accurately recorded in the proper period. This control deficiency resulted in audit adjustments to the 2004 accrued expenses and the related operating expenses.

d)
Kid Castle did not maintain effective controls over access to computer programs and data. Specifically, for example, accounts of certain resigned personnel were not disabled and system access was not properly controlled and monitored which permitted access to file server data to be beyond that needed to perform their individual job responsibilities. Additionally, there were no effective controls in place to monitor requests for program changes or password changes, which could lead to inappropriate use of programs or access to data. This control deficiency did not result in a misstatement to Kid Castle's consolidated financial statements.

Additionally, each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

Members of our audit committee have discussed these material weaknesses with PricewaterhouseCoopers, and Kid Castle has authorized PricewaterhouseCoopers to respond fully to the inquiries of the successor accountant concerning the subject matter of such material weaknesses. In connection with the effort to comply with Sarbanes-Oxley Section 404 requirements, we have engaged external consultants for and are in the process of remedying these material weaknesses, including implementing an enterprise resource planning system (“ERP”) and recruiting accounting staff that are more knowledgeable and experienced with respect to U.S. GAAP and SEC regulations.

Kid Castle has requested that PricewaterhouseCoopers furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 31, 2006, is filed as Exhibit 16.1 to this Form 8-K.

On August 3, 2005, we engaged Robert G. Jeffrey, Wayne, New Jersey, as our principal accountant, to review our consolidated financial statements for the quarter and six-month periods ended June 30, 2005 and for the quarter and nine-month periods ending September 30, 2005. During the years ended December 31, 2004 and 2003, and through August 3, 2005, neither we (nor anyone on our behalf) consulted Mr. Jeffrey regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written nor oral report was provided to us in which a conclusion reached by the new accountant was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” within the meaning of Item 304 of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

16.1	Letter dated July 31, 2006 from PricewaterhouseCoopers, respecting its resignation and cessation as certifying accountant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kid Castle Educational Corporation

By: /s/ Suang-Yi Pai
Name: Suang-Yi Pai
Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2006

By:	/s/ Suang-Yi Pai
Name: Suang-Yi Pai
Title: Chief Financial Officer